Exhibit 10.18

                              EMPLOYMENT AGREEMENT

      THIS EMPLOYMENT AGREEMENT ("Agreement") made this 1 day of January, 2001, by and between MDNY Healthcare, Inc., a corporation, having its principal place of business at One Huntington Quadrangle, Suite 4C01, Melville, New York (the "Company"), and RONALD R. PERRONE, M.D., 357 Pennys Road, Riverhead, New York 11901 ("Perrone").

                                   WITNESSETH

      WHEREAS, the Company is a managed care organization; and

      WHEREAS, the Company wishes to employ Perrone as Chief Medical Officer, and to utilize his expertise, knowledge and services in that position, and Perrone desires to provide such expertise, knowledge and services to the Company under the terms, conditions and covenants contained in this Agreement. The Company and Perrone also desire that Perrone shall seek to obtain a Masters in Health Policy and Management (a "Masters") and maintain a limited independent clinical practice, as hereinafter provided.

      NOW, THEREFORE, in consideration of the facts, mutual promises and covenants contained herein and intending to be legally bound hereby, the Company and Perrone agree as follows:

      1. Duties and Responsibilities.

            (a) Subject to the terms and conditions set forth in this Agreement, Perrone shall serve as Chief Medical Officer of the Company, in full charge of the operation of its medical affairs, subject to the provisions of the by-laws of the Company in respect of the duties and responsibilities assigned from time to time by the Board of Directors to the Chief Medical Officer, and subject also at all times to the control of the Board of Directors. Perrone shall perform such duties and perform such responsibilities as are commensurate with his position, and as the Board of Directors shall from time to time reasonably direct, recognizing the executive nature and scope of Perrone's employment.

            (b) Perrone shall devote his entire working time, energy, attention, knowledge, skill and best efforts to the affairs of the Company and to the performance of his duties hereunder in a manner which will faithfully and diligently further the business and interests of the Company. During the operation of this Agreement, Perrone may not at any time, whether or not actually engaged in providing services to the Company, directly or indirectly perform any work for or on behalf of a competitor or any other company, or otherwise enter into any business or employment with or for any entity which in the Company's sole discretion could interfere or impede with the performance of his job duties, except as specifically permitted by this section or upon the Company's prior written consent. During the term of this Agreement, Perrone may, but shall not be required to, devote up to 16 hours per month during normal business hours toward obtaining instruction toward achieving a Masters, provided that the course of his instruction shall not be permitted to unduly interfere with the performance of his duties as Chief Medical Officer. During the term of this Agreement, Perrone may, but shall not be required to, maintain a limited independent medical practice and devote up to ___ hours per month during normal business hours to pursuing and maintaining that practice.

            (c) Perrone shall not obtain goods or services or otherwise deal on behalf of the Company with any business or entity in which Perrone or a member of his family has a financial interest or from which Perrone or a member of family may derive a financial benefit as a result of such transaction, except that this prohibition shall not apply to any publicly traded company in which Perrone or a member of his family owns less than 1% of the outstanding stock or in circumstances specifically approved by the Board of Directors after full disclosure.

            (d) The Board of Directors reserves the right from time to time to assign to Perrone additional duties and responsibilities. All such additional duties and responsibilities shall be made by the Board of Directors in good faith and shall be consistent with Perrone's position as Chief Medical Officer of the Company.

      2. Compensation.

            (a) The Company shall pay to Perrone an annual base salary of Two Hundred Ninety Thousand Dollars ($290,000). This annual salary shall be paid in accordance with the Company's regular payroll practices. The Board shall review Perrone's performance on or about January 1st of each year to determine whether, in the Company's sole discretion, Perrone's annual salary shall be increased.

            (b) In addition to Perrone's annual base salary, he will participate in MDNY's annual incentive program, with an initial target incentive opportunity of 30% of base salary. The terms of Perrone's incentive goals for the year shall be set forth in a written notice delivered to him not later than 90 days after the beginning of the year to which the incentive goal applies. Except as described in Sections 8(a) and Section 9, the amount and nature of Perrone's participation in the annual incentive program shall be within the Company's sole discretion.

            (c) Throughout the term of this Agreement, Perrone shall be eligible to participate in any profit-sharing, retirement or other benefit plans and any health, life, accident or disability insurance plans or programs to the same extent as other similarly situated key employees of the Company. Perrone shall receive (1) the insured or self-insured health, life and disability benefits, if any, provided for the executive officers of the Company and (2) the various other fringe benefits, if any, provided to executive officers of the Company that may be authorized from time to time by the Board of Directors.

            (d) Perrone shall be entitled to take four (4) weeks of paid vacation per year on a non-cumulative basis.

      3. Business Expenses.

            (a) The Company shall pay or reimburse Perrone for reasonable travel and other expenses incurred by Perrone in connection with the performance of Perrone's duties under this Agreement, upon receipt of vouchers therefor and in accordance with the Company's regular reimbursement procedures and practices in effect from time to time.


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

            (b) The Company shall provide Perrone with an automobile allowance of $500 per month to be allocated for the expenses of maintaining an automobile for his use in connection with business matters.

            (c) The Company shall pay for, or reimburse Perrone upon receipt of appropriate vouchers for, tuition and related expenses incurred during the term of this Agreement for fees, books, supplies and equipment in connection with his instruction at an appropriate accredited institution toward obtaining a Masters.

      4. Term of Employment. Subject to the terms and conditions of this Agreement, the Company agrees to employ Perrone, and Perrone accepts employment with the Company for a period beginning on the date of this Agreement and continuing for a period of three years. Upon the expiration of the three-year period, Perrone's employment under the terms of this Agreement shall automatically renew on a year to year basis unless terminated by either party by the giving of at least 90 days prior written notice to other party.

      5. Termination of Employment by Reason of Death. If Perrone shall die during the term of this Agreement, this Agreement shall terminate automatically as of the date of his death, and the Company shall pay to Perrone's legal representatives the compensation which would otherwise be payable to Perrone up to the end of the month in which his death occurs and no more.

      6. Termination of Employment by Reason of Disability.

            (a) If Perrone shall become temporarily disabled during the term of this Agreement, all of Perrone's rights under this Agreement shall continue until such time as Perrone either returns to work (but not for a period greater than 180 days) or is deemed "permanently disabled" (as hereinafter defined in
Section 6(c)).

            (b) If Perrone shall be deemed permanently disabled, this Agreement shall terminate automatically as of the date Perrone is deemed permanently disabled. Perrone shall receive the compensation which would otherwise be payable to Perrone up to the end of the month in which Perrone was so deemed permanently disabled and no more.

            (c) Perrone shall be deemed permanently disabled for purposes of this Agreement if:

                  i. in the reasonable opinion of the Board of Directors, Perrone is unable to render full-time service to the Company pursuant to the terms of this Agreement for six (6) consecutive months; or

                  ii. in the reasonable opinion of the Board of Directors, Perrone is unable to render full-time service to the Company pursuant to the terms of this Agreement for nine (9) months out of any twelve (12) consecutive month period; or

                  iii. in the opinion of a physician mutually selected by the Company and Perrone or selected in accordance with the provisions of Section 6(d), Perrone is permanently unable to render full-time service to the Company under this Agreement.


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

            (d) If the Company and Perrone are unable to mutually agree upon the selection of a physician under Section 6(c)(iii) above within sixty (60) days of either party requesting the other to so agree, each party shall select a physician and the two physicians so selected shall promptly select a third physician who shall make such determination.

      7. Termination of Employment for Cause.

            (a) The Company may immediately terminate Perrone's employment in the event that Perrone shall do or cause to be done, or there shall occur, any act which constitutes "cause" (as hereinafter defined) for termination.

            (b) For purposes of this Agreement, "cause" shall be deemed to mean the occurrence of any of the following:

                  i. a material breach by Perrone of this Agreement or substantial non-performance by Perrone of his duties as the Chief Medical Officer of the Company, provided that if any such breach or non-performance can be cured by Perrone, then such breach or non-performance shall not be "cause" if it is cured within 20 days after notice thereof is given to Perrone and such cure puts the Company in the same position, economically and otherwise, as it was prior to such breach or non-performance;

                  ii. Perrone's dishonesty, fraud or breach of trust or intentional misconduct in the performance of his duties as the Chief Medical Officer of the Company;

                  iii. conviction of Perrone of a crime in any court which could have the effect of causing the termination or suspension of any license, permit or authorization which the Company has or holds;

                  iv. conviction of Perrone of a felony; or

                  v. Perrone's excessive absenteeism not related to disability.

            (c) The definition of cause set forth in Section 7(b) shall not be deemed to include, only by itself, the failure to satisfy any particular business plan, budget or financial target. Should Perrone's employment be terminated by the Company for cause, the Company's only obligation shall be to pay Perrone his salary and other compensation under Section 2 of this Agreement which has accrued as of the date of such termination. Nothing contained in this
Section 7 shall in any way waive, restrict or prejudice the Company's rights and remedies in equity and at law against Perrone with respect to the matter for which Perrone's employment under this Agreement is terminated for cause.

      8. Salary Continuation Upon Change in Control.

            (a) If there is a Change of Control and there is a Termination of Employment (as hereinafter defined) during the term of this Agreement solely for the reason set forth in Section 8(c)(iii), the Company will continue to pay Perrone his base salary, payable bi-weekly, in effect on the date of the Termination of Employment and pay Perrone an annual adjustment payment equal to the greater of (1) the annual incentive paid to him for the previous


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

year, and (2) 200% of the annual base salary in effect at the time of the Termination of Employment (an "Adjustment Payment"), subject to all required withholding taxes, for a period commencing on the date of the Termination of Employment and ending on the date which is the day before the second anniversary of such date. The Company shall pay Perrone the Adjustment Payments within 45 days after the first and second anniversaries of Termination of Employment as set forth in this Section 8(a). The payments of base salary and Annual Adjustments set forth in this Section are Perrone's sole and exclusive remedy for a Termination of Employment as set forth in this Section 8(a).

            (b) Subject to Section 8(c) below, "Termination of Employment" means the termination of Perrone's employment with the Company for any reason other than any of the following:

                  i. death of Perrone;

                  ii. Perrone being deemed "permanently disabled" (as defined in Section 6(c));

                  iii. the voluntary termination by Perrone of his employment with the Company; or

                  iv. the termination of Perrone's employment by the Company for "cause" (as defined in Section 7).

            (c) A voluntary termination of employment shall nevertheless be deemed a "Termination of Employment" if the voluntary termination occurs as a result of any of the following:

                  i. the assignment to Perrone of any duties inconsistent in any respect with his position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 2 of this Agreement, or any action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose isolated, insubstantial and inadvertent actions not taken in bad faith which are remedied by the Company promptly after receipt of notice thereof given by Perrone;

                  ii. the Company's requiring Perrone to be based at an office or location greater than 50 miles from the Company's current offices; or

                  iii. any purported termination by the Company of Perrone's employment other than as expressly permitted by this Agreement.

            (d) For purposes of this Agreement there shall be a "Change of Control" if any of the following events occurs:

                  i. any person, entity or group (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) directly or indirectly acquires or becomes the beneficial owner (within the meaning


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

of Rule 13d-3 under said Act) of, or otherwise becomes entitled to vote stock of the Company with 35% or more of the voting power entitled to vote in elections for directors;

                  ii. there occurs any merger or consolidation or any sale, lease or exchange of all or any substantially all of the assets of the Company to any other entity and (A) in the case of a merger or consolidation, the holders of the outstanding stock of the Company immediately before such merger or consolidation hold less than 50% of the voting stock of the survivor of such merger or consolidation or its parent; or (B) in the case of any such sale, lease or exchange the holders of the voting stock of the Company immediately before such sale, lease or exchange do not own at least 50% of the voting stock of the other entity; or

                  iii. individuals who, as of the date of this Agreement, constitute the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that

                        A. any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company, was approved by a majority of the directors who (1) are members of the Incumbent Board and (2) represent any class of voting stock of the Company on the date of this Agreement, shall be considered a member of the Incumbent Board; and that

                        B. any individual shall not be considered a member of the Incumbent Board who assumed the office of director as result of an actual or threatened election contest or actual or threatened solicitation of proxies by or on behalf of a person, entity or group not represented on the Board of Directors at the time of this Agreement.

      9. Salary Continuation in the Absence of A Change of Control. In the event there is a Termination of Employment that is not in connection with a Change of Control, then Perrone will continue to receive his base salary, payable bi-weekly, in effect on the date of the Termination of Employment and pay Perrone an Adjustment Payment, subject to all required withholding taxes, for the period commencing on the date that Perrone's employment is terminated and ending on the date which is the day before the first anniversary of such date. The Company shall pay Perrone the Adjustment Payment within 45 days after the first anniversary of Termination of Employment as set forth in this Section 9. The payments of base salary and the provision of Adjustment Payment set forth in this Section are Perrone's sole and exclusive remedy in the event that his employment is terminated as set forth in this Section 9.

      10. Confidential Information.

            (a) Perrone recognizes and acknowledges that while providing services to the Company, he will be exposed to and/or will acquire eminently valuable knowledge of certain secret or confidential information, which has been developed through the Company's efforts or investments, and is valuable to the successful operation of the Company. Perrone therefore agrees that during his employment with the Company under this Agreement, and thereafter, regardless of the reasons for the cessation of his employment, he shall not use for his personal benefit or disclose, communicate or divulge to, or use for the direct or indirect benefit of any person, firm, association or organization other than the Company, any confidential


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

or secret information of the Company which Perrone acquires, which is not otherwise lawfully known by and readily available to the general public. This confidential or secret information (the "Confidential Information") includes, but is not limited to: names and addresses of employees, suppliers or customers; any data on or relating to past, present or prospective customers, including customer lists; marketing or strategic plans; business, selling, legal or accounting methods, policies, plans, procedures, operations, strategies or techniques; research or development projects or results; manufacturing processes, cost information, technology, discoveries, designs, formulae, compositions, and other trade secrets or other knowledge or processes of or developed by the Company. Perrone further recognizes and acknowledges that if the confidentiality or secrecy of the Confidential Information is lost or used in an unauthorized manner, the Company could suffer irreparable and continuing injury to its business, for which there will not be any adequate remedy at law. Perrone confirms the Confidential Information the exclusive property of the Company, and agrees that, immediately upon his ceasing to provide services to the Company, regardless of the reasons therefor, Perrone shall deliver to the Company the original and all copies and recordings of all correspondence, documents, books, records, lists and other writings and recordings, including any recordings in electronic media, relating to the Company's business; and Perrone shall retain no copies, regardless of where or by whom said writings or recordings were kept or prepared.

            (b) Perrone acknowledges that compliance with the provisions of this
Section 10 is necessary to protect the goodwill and other proprietary interests of the Company, and is a material condition of this Agreement.

      11. Restrictive Covenant.

            (a) Perrone acknowledges and agrees that as a necessary result of his employment by the Company, he may become intimately familiar with all of the Company's business operations, clients and suppliers everywhere the Company does business. He further acknowledges and agrees that all present and future business relationships and goodwill that the Company has or may have with those clients, prospective clients and suppliers, made known to Perrone during his provision of services to the Company, whether or not Perrone created those business relationships, are indispensable proprietary rights and interests of the Company, and inure to the sole benefit and are the property of the Company.

            (b) Perrone agrees that in exchange for his employment under this Agreement, during his employment with the Company, and for a period of one year after Perrone's employment with the Company under this Agreement ends, regardless of the reasons therefor, he shall not:

                  i. Solicit or in any way contact any of the Company's customers, prospective customers, suppliers or service providers within the Company's primary market area consisting of Nassau and Suffolk Counties of New York (the "Market Area") in an attempt to obtain business of the same or similar type as performed by the Company, or being planned by the Company during the Agreement, or in any way interfere with the Company's business relationships with those customers, suppliers or service providers;


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

                  ii. Directly or indirectly engage in (as a principal, partner, director, officer, agent, employee, consultant, owner, independent contractor or otherwise, with or without compensation), any business activities within the Market Area which are the same as, similar to or in competition with business activities carried on by the Company or being planned by the Company at the time Perrone's employment with the Company ends, within the Market Area;

                  iii. Directly or indirectly own or hold a financial interest in (other than ownership by Perrone and members of his family of less than 1% of the outstanding stock of a publicly traded company) any business which is involved in business activities carried on by the Company or being planned by the Company a the time Perrone's employment with the Company ends, within the Market Area; or

                  iv. Directly or indirectly induce or influence any employee of the Company to terminate his or her employment with the Company.

            (c) The restrictive covenants set forth in this Section 11 shall be separately construed so that the existence of any claim or cause of action of Perrone against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of these covenants.

      12. Survival of Confidentiality and Non-Competition Covenants. The provisions of Sections 10 and 11 shall survive the termination of this Agreement, regardless of the reason for its termination.

      13. Remedies for Violation of Confidentiality and Non-Competition Covenants. Perrone acknowledges and agrees that, in view of the nature of the business in which the Company is engaged and the Perrone's exposure to the Company's operations, the restrictions contained in Sections 10 and 11 are reasonable and necessary to protect the legitimate interests of the Company, and that any violation of those restrictions would result in irreparable injury to the Company, for which there is no adequate remedy at law. Perrone therefore agrees that in the event of any actual or threatened violation by him of Section 10 or 11, including a single actual or threatened violation, the Company shall be entitled to obtain from any court of competent jurisdiction preliminary and permanent injunctive relief against Perrone, in addition to damages from Perrone and an equitable accounting of all commissions, earnings, profits and other benefits to Perrone from such violation, which rights shall be cumulative and in addition to any other rights or remedies to which the Company may be entitled.

      If any portion of the covenants contained in Sections 10 or 11, or the application thereof, is construed to be invalid or unenforceable, the remainder of such covenants or covenants or the application thereof shall not be affected and the remaining covenant or covenants will then be given full force and effect without regard to the invalid or unenforceable portions. If any covenant(s) of Sections 10 or 11 is held to be unenforceable because of the area covered, or the duration or scope thereof, Perrone agrees that the court making such determination shall have the power to reduce or limit the area, duration and/or scope thereof, and the covenant(s) shall then be enforceable in its or their reduced form. If Perrone violates any of the restrictions contained in Section 11, the period of such violation (from the commencement of


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

any such violation until such time as such violation shall be cured by Perrone to the satisfaction of the Company) shall not count toward or be included in the one year restrictive period contained in Section 11.

      14. Expenses of Enforcement.

            (a) If there shall be a breach or threatened breach by the Company of its obligations under Section 8(a) or 9, then the Company shall pay, to the fullest extent permitted by law, all expenses, including attorney's fees and expenses incurred in connection with any actual or threatened legal action necessary to enforce his rights, and the Company hereby agrees to indemnify and hold Perrone harmless from and against all such expenses.

            (b) If there shall be a breach or threatened breach of this Agreement other than as provided for in Section 14(a), then all expenses, including, without limitation, attorney's fees and expenses incurred in connection with any legal proceeding arising as a result of the breach or threatened breach shall be borne by the losing party to the fullest extent permitted by law, and the losing party hereby agrees to indemnify and hold the other party harmless from and against all such expenses.

      15. Prior Agreements. Perrone represents and warrants to the Company that:
(a) there are no restrictions, agreements or understandings whatsoever to which Perrone is a party which would prevent or make unlawful his execution of this Agreement or working for the Company hereunder; (b) his execution of this Agreement and his working for the Company hereunder shall not constitute a breach of any contract, agreement or understanding, oral or written, to which he is a party or by which he is bound; and (c) he is free and able to execute this Agreement and to work for the Company.

      16. Entire Understanding. This Agreement contains the entire understanding between the Company and Perrone with respect to the subject matter hereof, as well as all other prior and contemporary agreements and understandings, inducements or conditions, express or implied, written or oral, between the Company and Perrone except as herein contained. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof.

      17. Modifications. This Agreement may not be modified orally but only by written agreement signed by Perrone and the Company acting by or under the authority of its Board of Directors.

      18. Provisions Separable. The provisions of this Agreement are independent of and separable form each other, and no provisions shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.

      19. Consideration, Merger, or Sale of Assets. Nothing in this Agreement shall preclude the Company from consolidating or merging into or with, or transferring all or substantially all of its assets to, another entity which assumes this Agreement and all obligations and undertakings of the Company hereunder. Under such a consolidation, merger or transfer of


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assets and assumption of obligations and undertakings, the term "the Company", as used herein, shall mean such entity and this agreement shall continue in full force and effect.

      20. Notices. Unless otherwise required by law, all notices, requests, demands and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given, made and received when delivered (personally, by courier service such as federal express, or by messenger) or when deposited in the United States mail, registered or certified mail, postage pre-paid, return receipt requested, addressed as set forth below:

                       (a)  If to the Company:

                            MDNY Healthcare, Inc.
                            One Huntington Quadrangle
                            Suite 4C01
                            Melville, New York 19355

                            Attention: Chairman of the Board

                       (b)  If to Ronald R. Perrone, M.D.:

                            -----------------------

                            -----------------------

                            -----------------------

Any party may alter the address to which communications or copies are to be sent by giving notice of such change of address in conformity with the provisions of this Section for the giving of notice.

      21. No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge, or hypothecation or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such actions shall be null, void and of no effect.

      22. Binding Agreement. This Agreement shall be binding upon, and shall inure to the benefit of the Company and its successors, representatives and assigns and shall be binding upon Perrone.

      23. No Assignment of Rights or Obligations by Employee. Perrone acknowledges and agrees that the services to be rendered by him under this agreement are unique and personal. Accordingly, Perrone may not assign or transfer any of his rights or obligations hereunder.


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

      24. Indulgences. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

      25. Section Headings. The section headings in this Agreement are for convenience only, they form no part of this Agreement and shall not affect is interpretation.

      26. Controlling Law. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitation of actions), shall be governed by and construed in accordance with the laws of the State of New York, notwithstanding any conflict-of-laws doctrines of such state or any other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman.

      27. Definition of Company. For purposes of this Agreement, the term "Company" includes not only MDNY, but also any successor, parent, subsidiary, branch office or affiliate of MDNY.

      IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have duly executed and delivered this Agreement as of the date first above written.

                                               MDNY HEALTHCARE, INC.

/s/ Ronald R. Perrone                          By: /s/ Salvatore Caravella
-------------------------------                ------------------------------
Ronald R. Perrone                              Chairman of the Board


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